UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         December 21, 2020

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
001-32373		27-0099920
(Commission File Number)		(IRS Employer Identification No.)

3355 Las Vegas Boulevard South
Las Vegas,	Nevada	89109
(Address of principal executive offices)		(Zip Code)
(702) 414-1000
(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	LVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.			☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2020, the Board of Directors (the “Board”) of Las Vegas Sands Corp. (the “Company”) elected Nora M. Jordan as a new member of the Board, effective January 1, 2021. Ms. Jordan has not been appointed to any committee of the Board at this time.

There are no arrangements between Ms. Jordan and any other person pursuant to which Ms. Jordan was selected as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Ms. Jordan has a material interest subject to disclosure under Item 404(a) of Regulation S-K. As a non-employee director, Ms. Jordan will be compensated for her services as described in the Company’s proxy statement for its 2020 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 1, 2020 (the “2020 Proxy Statement”), under the heading “Director Compensation.”

On December 21, 2020, Xuan Yan informed the Company that he will resign from the Board, effective December 31, 2020. Mr. Yan informed the Board that his other professional commitments preclude him from serving on the Board after December 31, 2020. In connection with his resignation, Mr. Yan noted that he greatly enjoyed working with the Company, the Board and the management team, that he was extremely proud of his association with the Company because it is such a well-run and socially responsible organization, and that he wished the Company all the best in its future endeavors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 23, 2020

LAS VEGAS SANDS CORP.
By:	/S/ D. ZACHARY HUDSON
Name: D. Zachary Hudson Title: Executive Vice President, Global General Counsel and Secretary